Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

Investor Relations Contact:                            Company Contact:
Claire McAdams                                    Jeffrey Andreson, CFO
Headgate Partners LLC                                Nanometrics Incorporated
530.265.9899                                    408.545.6143
claire@headgatepartners.com                            jandreson@nanometrics.com

Nanometrics Reports Third Quarter 2015 Financial Results

MILPITAS, Calif., October 29, 2015 - Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its third quarter ended September 26, 2015.

Q3 2015 Highlights Include:

•
Share Gains Resulted in Significant Sales Growth in Integrated Metrology. Integrated metrology sales grew an additional 80% quarter-on-quarter, after over 30% growth in Q2, reflecting market share gains with multiple key customers.

•
Continued Strength in 3D-NAND and Foundry. Significant recent customer account wins drove continued strong sales in both 3D-NAND and Foundry during the quarter, as well as record-high revenues from a leading Flash memory customer.

•	Continued Gross Margin Improvement. Gross margin improved sequentially for the fourth consecutive quarter.

GAAP Results

	Q3 2015	Q2 2015	Q3 2014
			Q2 2014
Revenues	$45,678	$48,629	$27,133

Gross Profit	$22,219	$23,264	$11,416

Income (Loss) from Operations	$1,264	$2,509	$(10,609)

Net Income (Loss)	$818	$1,344	$(28,662)

Earnings per Diluted Share	$0.03	$0.06	$(1.19)

Non-GAAP Results

	Q3 2015	Q2 2015	Q3 2014

Gross Profit	$22,687	$23,721	$12,104

Income (Loss) from Operations	$1,758	$2,991	$(8,103)

Net Income (Loss)	$1,312	$1,826	$(5,892)

Earnings per Diluted Share	$0.05	$0.08	$(0.24)

Non-GAAP results exclude the impact of the following in the indicated period:
Amortization of acquired intangibles	●	●	●
Restructuring charges			●
Non-cash tax items			●

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, "Third-quarter results came in largely as expected, with 3D-NAND and foundry spending continuing to drive over half of our revenues for the third consecutive quarter. Service revenues included some upside in high-margin software upgrades, which helped to drive gross margins above the high end of our guidance range, and led us to a fourth straight quarter of gross margin improvement. While recent reports include capex reductions and muted expectations for near term semiconductor capital spending, our solutions continue to be in high demand for process control of advanced 3D device architectures, which we expect will result in 2015 being another year of outperformance versus the industry for Nanometrics.”

Third Quarter 2015 Summary
Revenues for the third quarter of 2015 were $45.7 million, down 6% from $48.6 million in the second quarter of 2015 due to lower product and upgrade sales, and up 68% from $27.1 million in the third quarter of 2014. On a GAAP basis, gross margin was 48.6%, compared to 47.8% in the prior quarter and 42.1% in the year-ago period. Operating income was $1.3 million, compared to $2.5 million in the prior quarter and an operating loss of $10.6 million in the year-ago period. Net income was $0.8 million or $0.03 per diluted share, compared to $1.3 million or $0.06 per diluted share in the prior quarter, and a net loss of $28.7 million or $1.19 per share in the third quarter of 2014.

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 49.7% compared to 48.8% in the prior quarter and 44.6% in the year-ago period. Non-GAAP operating income was $1.8 million compared to $3.0 million in the prior quarter and an operating loss of $8.1 million in the third quarter of 2014. Non-GAAP net income, which adjusts for amortization of intangible assets, restructuring charges, a valuation allowance related to certain deferred tax assets and the income tax effect of non-GAAP adjustments, was $1.3 million or $0.05 per diluted share, compared to $1.8 million or $0.08 per diluted share in the prior quarter and a net loss of $5.9 million or $0.24 per share in the third quarter of 2014.
Business Outlook
Management expects fourth-quarter 2015 revenues in the range of $39 to $43 million, with GAAP gross margin in the range of 45.7% to 48.3% and non-GAAP gross margin in the range of 47% to 49.5%. Management expects fourth-quarter operating expenses to range between $21.3 million and $21.9 million on a GAAP basis, and between $20.0 million and $20.6 million on a non-GAAP basis. Management expects a fourth-quarter loss in the range of ($0.17) to ($0.08) per share on a GAAP basis, and ($0.10) to breakeven per share on a non-GAAP basis.
Conference Call Details
A conference call to discuss third quarter 2015 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, restructuring charges, and other unusual and infrequent items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.
Forward Looking Statements
Certain statements in this press release, including statements under the caption “Business Outlook,” and in Dr. Stultz’s quote regarding the company’s expectations regarding the continued high demand for its products and solutions and, the expectation to outperform the industry are forward-looking statements. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors outside of Nanometrics’ control, including levels of industry spending, demand for our products, shifts in the timing of customer orders and product shipments, technology adoption rates, changes in customer and product mix, changes in market share, changes in operating expenses, and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 27, 2014, as filed with the Securities and Exchange Commission on February 25, 2015, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 26, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$41,561	$34,676
Marketable securities	43,065	49,286
Accounts receivable, net	37,573	26,121
Inventories	48,398	35,105
Inventories-delivered systems	1,543	1,912
Prepaid expenses and other	6,651	9,289
Deferred income tax assets	1,438	1,457
Total current assets	180,229	157,846

Property, plant and equipment, net	45,944	49,633
Goodwill	9,678	10,494
Intangible assets, net	2,403	4,294
Deferred income tax assets	385	410
Other assets	497	559
Total assets	$239,136	$223,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,882	$10,199
Accrued payroll and related expenses	10,025	8,700
Deferred revenue	10,985	10,021
Other current liabilities	9,422	8,265
Income taxes payable	1,236	1,017
Total current liabilities	47,550	38,202

Deferred revenue	939	2,591
Income taxes payable	776	701
Deferred tax liabilities	1,054	926
Other long-term liabilities	1,018	1,279
Total liabilities	51,337	43,699

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	256,878	251,396
Accumulated deficit	(64,396)	(69,114)
Accumulated other comprehensive income (loss)	(4,707)	(2,769)
Total stockholders’ equity	187,799	179,537
Total liabilities and stockholders’ equity	$239,136	$223,236

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net revenues:
Products	$36,414	$19,487	$113,689	$101,991
Service	9,264	7,646	30,993	24,747
Total net revenues	45,678	27,133	144,682	126,738

Costs of net revenues:
Cost of products	19,242	10,737	59,106	52,165
Cost of service	3,749	4,292	15,158	14,061
Amortization of intangible assets	468	688	1,557	2,039
Total costs of net revenues	23,459	15,717	75,821	68,265
Gross profit	22,219	11,416	68,861	58,473

Operating expenses:
Research and development	8,579	8,037	24,896	25,724
Selling	6,760	6,389	20,905	20,443
General and administrative	5,590	5,781	16,901	18,120
Amortization of intangible assets	26	103	89	318
Restructuring	—	1,715	56	1,715
Total operating expenses	20,955	22,025	62,847	66,320
Income (loss) from operations	1,264	(10,609)	6,014	(7,847)

Other income (expense):
Interest income	7	13	63	37
Interest expense	(86)	(90)	(252)	(286)
Other income, net	346	(57)	740	111
Total other income (expense), net	267	(134)	551	(138)

Income (loss) before income taxes	1,531	(10,743)	6,565	(7,985)
Provision for income taxes	713	17,919	1,847	18,494
Net income (loss)	$818	$(28,662)	$4,718	$(26,479)

Net income (loss) per share:
Basic	$0.03	$(1.19)	$0.20	$(1.11)
Diluted	$0.03	$(1.19)	$0.19	$(1.11)
Shares used in per share calculation:
Basic	24,145	24,132	24,010	23,928
Diluted	24,352	24,132	24,347	23,928

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2015	September 27, 2014
Cash flows from operating activities:
Net income (loss)	$4,718	$(26,479)
Reconciliation of net income (loss) to net cash from operating activities:
Depreciation and amortization	6,826	8,660
Stock-based compensation	4,664	5,115
Loss on disposal of fixed assets	578	80
Inventory write-down	1,971	1,109
Deferred income taxes	173	20,776
Changes in fair value of contingent consideration	137	118
Changes in assets and liabilities:
Accounts receivable	(14,873)	4,882
Inventories	(15,893)	(7,998)
Inventories-delivered systems	370	6,400
Prepaid expenses and other	4,436	1,751
Accounts payable, accrued and other liabilities	9,634	(4,535)
Deferred revenue	(688)	(16,270)
Income taxes payable	295	(3,158)
Net cash provided by (used in) operating activities	2,348	(9,549)

Cash flows from investing activities:
Sales of marketable securities	2,884	—
Maturities of marketable securities	30,279	25,570
Purchases of marketable securities	(27,298)	(26,810)
Purchases of property, plant and equipment	(1,365)	(2,800)
Net cash provided by (used in) investing activities	4,500	(4,040)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(614)	(470)
Proceeds from sale of shares under employee stock option and purchase plans	3,642	5,852
Taxes paid on net issuance of stock awards	(1,104)	(664)
Repurchases of common stock	(1,721)	—
Net cash provided by financing activities	203	4,718
Effect of exchange rate changes on cash and cash equivalents	(166)	(269)
Net increase (decrease) in cash and cash equivalents	6,885	(9,140)
Cash and cash equivalents, beginning of period	34,676	44,765
Cash and cash equivalents, end of period	$41,561	$35,625

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 26, 2015		June 27, 2015		September 27, 2014

Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$22,219	48.6%	$23,264	47.8%	$11,416	42.1%
Non-GAAP adjustments:
Amortization of intangible assets	468	1.1%	457	1.0%	688	2.5%
Non-GAAP gross profit and gross margin, respectively	$22,687	49.7%	$23,721	48.8%	$12,104	44.6%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income (loss)	$1,264		$2,509		$(10,609)
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	468		457		688
Amortization of intangible assets included in operating expenses	26		25		103
Restructuring included in operating expenses	—		—		1,715
Total non-GAAP adjustments to operating income (loss)	494		482		2,506
Non-GAAP operating income (loss)	$1,758		$2,991		$(8,103)

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income (loss)	$818		$1,344		$(28,662)
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	494		482		2,506
Valuation allowance on deferred tax assets and other non-cash adjustments to tax assets	—		—		21,141
Income tax effect of non-GAAP adjustments	—		—		(877)
Non-GAAP net income (loss)	$1,312		$1,826		$(5,892)

GAAP net income (loss) per diluted share	$0.03		$0.06		$(1.19)

Non-GAAP net income (loss) per diluted share	$0.05		$0.08		$(0.24)

Shares used in diluted net income per share calculation	24,352		24,285		24,132

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